UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): November 12, 2025

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Summit Blvd NE, 15th Floor
Atlanta, Georgia 30319
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 12, 2025, Beazer Homes USA, Inc. (the “Company”), with the unanimous approval of its Board of Directors (the “Board of Directors”), entered into that certain Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits (the “New Rights Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), which replaces the Company’s existing rights agreement upon its expiration, effective as of the close of business on November 14, 2025, in an effort to continue to protect stockholder value by preserving the Company’s ability to use its net operating loss carryforwards, tax credits and certain built-in losses or deductions (the “Tax Benefits”). The vast majority of the Tax Benefits are subject to potential limitation under Sections 382 and 383 of the Internal Revenue Code, as amended (the “Code”), and approximately $84.1 million of the Tax Benefits have been earned under Internal Revenue Code 45L as a direct result of the Company’s commitment to energy-efficient building practices (the “Energy-Efficiency Tax Credits”). The final date the Company can earn these credits currently is June 30, 2026 due to recent legislative changes. The New Rights Agreement will be submitted to a vote of the Company’s stockholders for ratification at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). As detailed below, the New Rights Agreement will automatically expire if the stockholders fail to ratify it at the 2026 Annual Meeting. If ratified by the stockholders, the New Rights Agreement will expire upon the earlier of (i) the first day of the Company’s taxable year when the Board of Directors determines that no Energy-Efficiency Tax Credits carry-forwards are available or (ii) on the occurrence of a an Expiration Event (defined below), but in no event later than November 14, 2028.
Like the rights agreement that expires on November 14, 2025, the New Rights Agreement is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.95% or more of the Company’s outstanding common shares within the meaning of Section 382 and Section 383 of the Code, together with the applicable treasury regulations (the “Treasury Regulations” and, together with the Code, the “Tax Provisions”), other than pursuant to a Qualified Offer or with the approval of the Board of Directors. Stockholders who beneficially own 4.95% or more of the Company’s outstanding common shares as of the close of business on the effective date of the New Rights Agreement will not qualify as an Acquiring Person so long as they are not at that time considered an Acquiring Person under the New Rights Agreement and do not acquire any additional common shares at a time when they still beneficially own 4.95% or more of the outstanding common shares.
A “Qualified Offer” generally means (i) a tender offer or exchange offer for all of the Company’s outstanding common shares at the same per-share consideration, (ii) an offer that has commenced under applicable law, (iii) an offer that includes a non-waivable condition requiring at least a majority of the Company’s outstanding common shares to be tendered and not withdrawn, (iv) an offer pursuant to which the offeror has announced that it intends to promptly consummate a second step transaction whereby all common shares not tendered into the offer will be acquired using the same form and amount of consideration per share actually paid pursuant to the offer, (v) an offer that remains open for not less than 60 days and (vi) an offer at a per-share consideration, and on such other terms and conditions, that in each case are adequate and fair as determined by the Board of Directors.
The Rights. On November 12, 2025, the Board of Directors authorized the issuance of one right (a “Right”) per outstanding common share payable upon the effectiveness of the New Rights Agreement to the Company’s stockholders of record as of November 14, 2025. Subject to the terms, provisions and conditions of the New Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), for a purchase price of $50.00 per Right (the “Purchase Price”). If issued, each fractional Series A Preferred Share would give the stockholder approximately the same dividend, voting and liquidation rights as does one common share. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.
Initial Exercisability. The Rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person and (ii) ten business days (or such later date as may be determined by the Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. The date that the Rights become exercisable under the New Rights Agreement is referred to as the “Distribution Date.”
Until the Distribution Date, the Company’s common share certificates or the ownership statements issued with respect to uncertificated common shares will evidence the Rights and will contain a notation to that effect. Any transfer of common shares prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, separate Rights certificates will be issued, and the Rights may be transferred apart from the transfer of the underlying common shares, unless and until the Board of Directors has determined to effect an exchange pursuant to the New Rights Agreement (as described below).

“Flip-In” Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of common shares having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).
Exempted Persons and Exempted Transactions. The Board of Directors recognizes that there may be instances when an acquisition of the Company’s common shares that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the Tax Benefits to the Company. Accordingly, the New Rights Agreement grants discretion to the Board of Directors to designate a person as an “Exempted Person” or to designate a transaction involving the Company’s common shares as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. The Board of Directors can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the Tax Benefits to the Company.
Redemption. At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the Right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange. At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding common shares, the Board of Directors may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one common share, or a fractional Series A Preferred Share (or of a share of a similar class or series of the Company’s preferred shares having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of common shares (or fractional Series A Preferred Share or of a share of a similar class or series of the Company’s preferred shares having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.
Expiration. The New Rights Agreement will expire on the earliest of the following ("Expiration Event"):
•the close of business on November 14, 2028;
•the redemption of the Rights;
•the exchange of the Rights;
•the close of business on the effective date of the repeal of the Tax Provisions or any successor statutes if the Board of Directors determines that the New Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits;
•the close of business on the first day of a taxable year to which the Board of Directors determines that no Energy-Efficiency Tax Credits carry-forwards are available; and
•the close of business on the first business day following the date on which the inspectors of the election for the 2026 Annual Meeting certify that the vote on this Agreement at the 2026 Annual Meeting (with the required vote for such approval to be described in the Company’s proxy statement relating to the 2026 Annual Meeting) reflects that stockholder ratification of this Agreement has not been received.
Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Preferred Shares or of the Company’s common shares. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
Amendments. Prior to the Distribution Date, the Board of Directors may supplement or amend any provision of the New Rights Agreement in any respect without the approval of the holders of the Rights. From and after the Distribution Date, no amendment can adversely affect the interests of the holders of the Rights.

A copy of the New Rights Agreement is attached to this Form 8-K as Exhibit 4.1. The foregoing summary of the New Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the New Rights Agreement, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders
Please see the disclosures set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
4.1	Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits, dated as of November 12, 2025, between Beazer Homes USA, Inc. and Equiniti Trust Company, LLC, as Rights Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find it
This communication is being made in connection with the proposed ratification of the New Rights Agreement by the Company’s stockholders. In connection with the proposed ratification, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in preliminary and definitive form. The Company may also file other relevant documents with the SEC regarding the proposed ratification. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement (when available) will be mailed to stockholders of the Company. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC or sent to the Company’s stockholders in connection with the ratification of the New Rights Agreement.
STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE NEW RIGHTS AGREEMENT.
Stockholders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about the Company and the New Rights Agreement once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at www.ir.beazer.com.
Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed ratification of the New Rights Agreement. Information about the directors and executive officers of the Company and their ownership of the Company’s securities is set forth in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, which was filed with the SEC on December 20, 2024 (the “2025 Annual Meeting Proxy Statement”), including under the sections entitled “Summary of 2024 Non-Employee Director Compensation”, “ Non-Employee Director Cash Compensation”, “Annual Equity Grant”, “Director Compensation Table”, “Base Salary”, “Short-Term Incentive Compensation”, “Long-Term Incentive Compensation”, “Benefits”, “Summary Compensation Table”, “All Other Compensation”, “Grants of Plan-Based Awards Table”, “Outstanding Equity Awards at Fiscal Year-End Table”, “Option Exercises and Stock Vested Table”, “Potential Payments Upon Termination or Change of Control”, “Pay Ratio”, “Pay Versus Performance” and “Security Ownership” and the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, which was filed with the SEC on November 13, 2024, including under the sections entitled “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual

Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4. Additional information regarding the interests of the Company’s directors and executive officers in the proposed ratification of the New Rights Agreement, which may, in some cases, be different than those of the Company’s stockholders generally, will be included in the Company’s proxy statement for the 2026 Annual Meeting if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 13, 2025
BEAZER HOMES USA, INC.

		By:	/s/ Michael A. Dunn
Michael A. Dunn Senior Vice President, General Counsel and Corporate Secretary